EXHIBIT 99.1

ChinaNet Online Holdings Receives Nasdaq Notification of Non-Compliance with Listing Rules

BEIJING, May 27, 2014 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) (the "ChinaNet" or "Company"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises ("SMEs") and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced that on May 22, 2014, it received a letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC ("NASDAQ") advising the Company that the Company does not comply with NASDAQ Listing Rule 5250(c)(1) for continued listing because NASDAQ has not received the Company's Form 10-Q for the period ended March 31, 2014, and the Company remains delinquent in filing its annual report on Form 10-K for the fiscal year ended December 31, 2013. NASDAQ has informed the Company that it has until June 16, 2014 to submit a plan to regain compliance with respect to these delinquent reports in accordance with a delinquency letter the Company received from NASDAQ dated April 16, 2014. If NASDAQ approves the Company's plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until October 13, 2014) to regain compliance.

The Company is continuing to work diligently to complete the Form 10-K and the Form 10-Q. If the Company is unable to file these two reports by June 16, 2014, it intends to file a plan to regain compliance with NASDAQ. This notification has no immediate effect on the listing of the Company's common stock on NASDAQ. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: MZ North America
         Ted Haberfield, President
         Tel: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us